NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 www.pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE February 25, 2011	Media Contact: Robert Hainey 202-872-2680 Investor Contact: Donna Kinzel 302-429-3004

Pepco Holdings Reports Full-Year and Fourth-Quarter 2010 Earnings;

2011 Earnings Guidance Announced

Pepco Holdings, Inc. (NYSE: POM) today reported full year 2010 earnings from continuing operations of $139 million, or $0.62 per share, compared to $223 million, or $1.01 per share, in 2009.  Excluding special items (as described below under the heading “Special Items”), earnings from continuing operations for the full year 2010 would have been $276 million, or $1.24 per share, compared to $188 million, or $0.85 per share, in 2009.  The weighted average number of basic shares outstanding in 2010 was 224 million compared to 221 million in 2009.

The earnings increase from continuing operations for the full year 2010, as compared to the prior year, excluding special items, was driven by higher distribution revenue (due to higher distribution rates, higher sales, and growth in the number of customers), higher transmission revenue (primarily due to the increase of investment in transmission plant), lower interest expense, and favorable income tax adjustments (including a favorable $15 million adjustment related to a federal income tax settlement with the Internal Revenue Service for prior years).  Higher Power Delivery operation and maintenance expense, primarily due to system restoration costs incurred during several severe storms, environmental remediation costs, and tree trimming costs, partially offset the earnings increases.

“2010 was a transformative year for Pepco Holdings.  Our financial results facilitate infrastructure investments to improve system reliability and improve customer service, which are our top priorities,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “Our earnings from continuing operations for the year reflect the positive effects of our infrastructure investments, regulatory outcomes, and higher sales.”  Rigby added, “The year was also marked by steady progress on our key initiatives.  The sale of Conectiv Energy’s power generation assets and the exit from the merchant power business position us well going forward with an improved risk profile and a strengthened balance sheet.  Our implementation of smart meters is almost complete in Delaware and is now underway in the District of Columbia.  In addition to our smart grid investments, we made significant investments in our transmission and distribution infrastructure and announced a plan to advance initiatives and focus additional resources to improve reliability and enhance customer satisfaction.”

For the fourth quarter of 2010, earnings from continuing operations were $14 million, or 6 cents per share, compared to $39 million, or 17 cents per share, for the fourth quarter of 2009.  Excluding special items (as described

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below under the heading “Special Items”), earnings for the fourth quarter of 2010 would have been $56 million, or 25 cents per share.  There were no special items in the fourth quarter of 2009.  The weighted average number of basic shares outstanding for the fourth quarter of 2010 was 225 million compared to 222 million for the same period in the prior year.

The increase in earnings from continuing operations in the fourth quarter of 2010, excluding special items, as compared to the 2009 quarter, was driven by higher distribution and transmission revenue due to higher rates in effect, higher sales, lower interest expense, and an adjustment related to a federal income tax settlement.  Higher Power Delivery operation and maintenance expense, primarily due to environmental remediation and tree trimming costs, partially offset the earnings increases.

Discontinued Operations

On April 20, 2010, the Board of Directors of Pepco Holdings approved a plan for the disposition of Conectiv Energy.  The plan consisted of the sale of the wholesale power generation business, which was completed on July 1, 2010, and the liquidation of all of Conectiv Energy’s remaining assets and businesses, which has been substantially completed.  As a result of the plan of disposition, Conectiv Energy’s results of operations for the 2010 and 2009 annual and quarterly periods are reported as discontinued operations.  For the full year 2010, Pepco Holdings incurred an after-tax loss of $107 million from discontinued operations.

Earnings Guidance

Pepco Holdings announced earnings guidance for 2011 of between $1.10 and $1.25 per share.  The guidance range excludes the results of discontinued operations and the impact of any special, unusual, or extraordinary items.  The guidance range assumes normal weather and excludes the net mark-to-market effects of economic hedging activities at Pepco Energy Services.

Highlights

Conectiv Energy Sale
•
On July 1, 2010, Pepco Holdings completed the sale of Conectiv Energy’s wholesale power generation business to Calpine Corporation from which Pepco Holdings received proceeds of approximately $1.64 billion.  The proceeds were used to reduce Pepco Holdings debt.

•	The disposition of the remaining assets and businesses of Conectiv Energy was substantially completed by December 31, 2010.

Regulatory – Decisions

•
On January 18, 2011, the Delaware Public Service Commission (DPSC) approved a $16 million annual increase in Delmarva Power’s electric distribution base rates based on a 10% return on equity.  The new rates were effective February 1, 2011.  Previously, as permitted by Delaware law, Delmarva Power had implemented its requested rate increase consisting of $2.5 million in November 2009 and $23.7 million

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in April 2010 on a temporary basis and subject to refund. The excess amount collected is being returned to customers

•
On August 13, 2010, the Maryland Public Service Commission (MPSC) authorized Pepco to proceed with the deployment of its advanced metering infrastructure (AMI) proposal and the development of a dynamic pricing mechanism, subject to the implementation of an MPSC-approved customer education/communication plan.  On February 18, 2011, the MPSC approved Pepco’s proposed plan.  Meter installations for Pepco’s Maryland customers are expected to begin in June 2011.  As approved by the MPSC, a regulatory asset has been established to assure recovery of, and a return on, AMI costs between rate cases.

•
On August 6, 2010, the MPSC approved an $8 million annual increase in Pepco’s electric distribution base rates based on a 9.83% return on equity.  The new rates were effective July 29, 2010.  On September 2, 2010, Pepco filed with the MPSC a motion for reconsideration of the following issues, which in aggregate would increase annual revenue by approximately $9 million:  (1) denial of inclusion in rate base of certain reliability plant investments, which occurred subsequent to the test period but before the rate effective period; (2) denial of Pepco’s request to increase depreciation rates to reflect a corrected formula relating to the cost of removal expenses; and (3) imposition of imputed cost savings to partially offset the costs of Pepco’s enhanced vegetation management program.

•
On May 12, 2010, the New Jersey Board of Public Utilities (NJBPU) approved a $20 million annual increase in Atlantic City Electric’s electric distribution base rates and a 10.3% return on equity.  The new rates were effective June 1, 2010.

•
On March 2, 2010, the District of Columbia Public Service Commission (DCPSC) approved a $20 million annual increase in Pepco’s electric distribution base rates based on a 9.625% return on equity.  The new rates were effective March 23, 2010.  The DCPSC also authorized a change in depreciation rates that results in a $2 million reduction in pre-tax annual depreciation expense.

Regulatory – Pending Cases

•
On December 21, 2010, Delmarva Power filed an electric distribution base rate case in Maryland.  The filing seeks approval of an annual rate increase of $18 million, based on a requested return on equity of 10.75%.  A decision by the MPSC is expected in July 2011.

•
On February 9, 2011, Delmarva Power, DPSC Staff, and the Attorney General entered into a proposed settlement agreement in Delmarva Power’s natural gas delivery base rate case in Delaware.  The proposed settlement provides for an annual rate increase of $6 million for service rendered on and after April 1, 2011.  The stated return on equity is 10%.  The parties agreed to defer the request to place revenue decoupling into effect until an implementation plan is developed.  The proposed settlement agreement is subject to final review and approval by the DPSC.  A decision is expected by the end of

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March. 2011. Delmarva Power implemented interim rate increases of $2.5 million on August 31, 2010 and $7.7 million on February 2, 2011. The excess amount collected will be returned to customers.

Operations

•
Power Delivery electric sales were 50,703 gigawatt hours (GWh) in 2010, compared to 48,702 GWh in 2009.  In the electric service territory, cooling degree days were higher by 48% and heating degree days were lower by 3% in 2010, compared to 2009.  Weather adjusted electric sales were 49,047 GWh in 2010, compared to 48,783 GWh in 2009.

•
Power Delivery electric sales were 11,685 GWh in the fourth quarter of 2010, compared to 11,333 GWh for the same period in 2009.  In the electric service territory, heating degree days were higher by 9% for the three months ended December 31, 2010, compared to the same period in 2009.  Weather adjusted electric sales were 11,543 GWh in the fourth quarter of 2010, compared to 11,446 GWh for the same period in the prior year.

•
By December 31, 2010, Delmarva Power had installed approximately 215,000 advanced meters for its Delaware electric and gas customers.  The meter exchanges are expected to be completed in the second quarter of 2011.  As approved by the DPSC, a regulatory asset has been established to assure recovery of, and a return on, AMI costs between rate cases.

•
In October 2010, Pepco began installing advanced meters in the District of Columbia.  The meter exchanges are expected to be completed by the end of 2011.  As approved by the DCPSC, a regulatory asset has been established to assure recovery of, and a return on, AMI costs between rate cases.

•
On October 13, 2010, PJM Interconnection (PJM) reaffirmed the need for the Mid-Atlantic Power Pathway (MAPP) transmission project with a one-year delay in the in-service date to June 1, 2015.  The estimated total cost of the project remains $1.2 billion.  PJM is in the process of reassessing reliability requirements for the region under its Regional Transmission Expansion Plan process.  This reassessment includes the incorporation of a revised load forecast that is significantly lower than the load forecast used in prior studies.  PJM’s reassessment is expected to be completed this spring and will determine any delay to the current in service date for the MAPP project.

•	In 2010, Pepco Energy Services signed $169 million in energy efficiency contracts.

•
In December 2010, Pepco Energy Services entered into a contract to construct a 2.2 megawatt solar electric generating system for the Atlantic Cape Community College at two of its campuses in New Jersey. Installation is expected to begin in May and be completed in November. The solar photovoltaic system will generate almost half the total electricity consumption of the two campuses.

Financing

•	During 2010, $1.3 billion of debt was paid down net of issuances, primarily with the proceeds from the sale of Conectiv Energy’s wholesale power generation business.

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Other

•
In January 2011, Pepco Holdings’ service territories experienced a severe winter storm.  The cost of system restoration is currently estimated to be approximately $15 million with one-half to two-thirds being expensed and the balance being capitalized.

Further details regarding changes in consolidated earnings between 2010 and 2009 can be found in the schedules that follow.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.

Special Items

Management believes the special items shown below are not representative of the company’s ongoing business operations.

Reconciliation of GAAP Earnings to Earnings Excluding Special Items

Net Earnings from Continuing Operations – Millions of dollars		Three Months Ended December 31,		Twelve Months Ended December 31,
		2010	2009	2010	2009
Reported (GAAP) Net Earnings from Continuing Operations		$14	$39	$139	$223
Special Items (after-tax):
•	Debt extinguishment costs, including treasury lock hedge	32	-	113	-
•	Restructuring charge	10	-	18	-
•	Effects of Pepco generation assets divestiture-related claims	-	-	6	-
•	Mirant bankruptcy damage claims settlement	-	-	-	(24)
•	Maryland income tax benefit	-	-	-	(11)

Net Earnings from Continuing Operations, Excluding Special Items		$56	$39	$276	$188

Earnings per Share from Continuing Operations		Three Months Ended December 31,			Twelve Months Ended December 31,
		2010	2009		2010	2009
Reported (GAAP) Earnings per Share from Continuing Operations		$0.06	$0.17	$ $	0.62	$1.01
Special Items (after-tax):
•	Debt extinguishment costs, including treasury lock hedge	0.15	-		0.51	-
•	Restructuring charge	0.04	-		0.08	-
•	Effects of Pepco generation assets divestiture-related claims	-	-		0.03	-
•	Mirant bankruptcy damage claims settlement	-	-		-	(0.11)
•	Maryland income tax benefit	-	-		-	(0.05)

Earnings per Share from Continuing Operations, Excluding Special Items		$0.25	$0.17	$ $	1.24	$0.85

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CONFERENCE CALL FOR INVESTORS

Pepco Holdings, Inc. will host a conference call to discuss fourth quarter results on Friday, February 25 at 10:00 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-800-261-3417 before 9:55 a.m.  The pass code for the call is 79608747.  International callers may access the call by dialing 1-617-614-3673, using the same pass code, 79608747.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 42846468.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 42846468.  An audio archive will be available at Pepco Holdings’ Web site, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors.

About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 1.9 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law.  These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events.  Forward-looking statements are not a guarantee of future performance or events.  They are subject to a number of uncertainties and other factors, many of which are outside the company's control.  Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors.  These uncertainties and factors could cause actual results to differ materially from such statements.  Pepco Holdings disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This information is presented solely to provide additional information to understand further the results and prospects of Pepco Holdings.

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Pepco Holdings, Inc.

Earnings Per Share Variance
2010 / 2009

			Year Ended December 31
			Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other	Total PHI
2009 Net Income/(Loss) (GAAP) – Continuing Operations 1/			$0.90	$0.18	$0.14	$(0.21)	$1.01

2009 Special Items 2/

•	Mirant Settlement, net of customer sharing		(0.11)	-	-	-	(0.11)
•	Maryland Income Tax Benefit, net of fees		(0.05)	-	-	-	(0.05)

2009 Net Income/(Loss) excluding Special Items			0.74	0.18	0.14	(0.21)	0.85

Change from 2009 Net Income/(Loss) excluding Special Items
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate)3/	0.07	-	-	-	0.07
	-	Rate Increases (Pepco/DC & MD, DPL/MD & DE and ACE)	0.11	-	-	-	0.11
	-	Other Distribution Revenue (primarily customer usage/customer growth)	0.05	-	-	-	0.05
•	Network Transmission Revenue		0.10	-	-	-	0.10
•	ACE Basic Generation Service (primarily unbilled revenue)		0.03	-	-	-	0.03
•	Standard Offer Service Margin		0.02	-	-	-	0.02
•	Operation & Maintenance		(0.12)	-	-	-	(0.12)
•	Depreciation		(0.04)	-	-	-	(0.04)
•	Other, net		0.06	-	-	-	0.06
Pepco Energy Services
•	Retail Energy Supply		-	(0.03)	-	-	(0.03)
•	Energy Services		-	(0.03)	-	-	(0.03)
Other Non-Regulated			-	-	-	-	-
Corporate and Other			-	-	-	0.01	0.01
Net Interest Expense			-	0.04	-	0.04	0.08
Income Tax Adjustments
•	Interest Related to Tax Settlement		0.09	-	(0.01)	(0.01)	0.07
•	NOL Monetization		-	-	-	0.07	0.07
•	Other, net		(0.07)	-	(0.02)	0.03	(0.06)
Dilution			(0.01)	-	-	0.01	-
2010 Net Income/(Loss) excluding Special Items – Continuing Operations			1.03	0.16	0.11	(0.06)	1.24

2010 Special Items 2/
•	Restructuring Charge		(0.08)	-	-	-	(0.08)
•	Effects of Pepco generation assets divestiture-related claims		(0.03)	-	-	-	(0.03)
•	Debt Extinguishment Costs		-	-	-	(0.51)	(0.51)

2010 Net Income/(Loss) (GAAP) – Continuing Operations 4/			$0.92	$0.16	$0.11	$(0.57)	$0.62

Discontinued Operations:
Conectiv Energy			-	-	-	(0.48)	(0.48)

Total PHI 2010 Net Income			$0.92	$0.16	$0.11	$(1.05)	$0.14

1/	The 2009 weighted average number of basic shares outstanding was 221 million.

2/	Management believes the special items are not representative of the company's ongoing business operations.

3/	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $.03 per share.

4/	The 2010 weighted average number of basic shares outstanding was 224 million.

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Pepco Holdings, Inc.

Earnings Per Share Variance
2010 / 2009

			4th Quarter
			Power Delivery	Pepco Energy Services	Other Non- Regulated	Corporate and Other	Total PHI
2009 Net Income/(Loss) (GAAP) – Continuing Operations 1/			$0.14	$0.04	$0.04	$(0.05)	$0.17

Change from 2009 Net Income/(Loss) (GAAP) – Continuing Operations
Regulated Operations
•	Distribution Revenue
	-	Weather (estimate)3/	0.03	-	-	-	0.03
	-	Rate Increases (Pepco/DC & MD, DPL/MD & DE and ACE)	0.04	-	-	-	0.04
	-	Other Distribution Revenue	(0.01)	-	-	-	(0.01)
•	Network Transmission Revenue		0.03	-	-	-	0.03
•	ACE Basic Generation Service (primarily unbilled revenue)		(0.01)	-	-	-	(0.01)
•	Standard Offer Service Margin		0.01	-	-	-	0.01
•	Operation & Maintenance		(0.08)	-	-	-	(0.08)
•	Depreciation		(0.01)	-	-	-	(0.01)
Pepco Energy Services
•	Retail Energy Supply		-	(0.02)	-	-	(0.02)
•	Energy Services		-	-	-	-	-
Other Non-Regulated			-	-	0.01	-	0.01
Corporate and Other			-	-	-	(0.02)	(0.02)
Net Interest Expense			-	0.01	-	0.04	0.05
Income Tax Adjustments
•	Interest Related to Tax Settlement		0.09	-	(0.01)	(0.01)	0.07
•	Other, net		0.01	-	(0.02)	-	(0.01)
2010 Net Income/(Loss) excluding Special Items – Continuing Operations			0.24	0.03	0.02	(0.04)	0.25

2010 Special Items 2/
•	Restructuring Charge		(0.04)	-	-	-	(0.04)
•	Debt Extinguishment Costs		-	-	-	(0.15)	(0.15)

2010 Net Income/(Loss) (GAAP) – Continuing Operations 4/			$0.20	$0.03	$0.02	$(0.19)	$0.06

Discontinued Operations:
Conectiv Energy			-	-	-	0.08	0.08

Total PHI 2010 Net Income			$0.20	$0.03	$0.02	$(0.11)	$0.14

1/	The 2009 weighted average number of basic shares outstanding was 222 million.

2/	Management believes the special items are not representative of the company's ongoing business operations.

3/	The effect of weather compared to the 20-year average weather is estimated to have increased earnings by $.01 per share.

4/	The 2010 weighted average number of basic shares outstanding was 225 million.

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SEGMENT INFORMATION

	Year Ended December 31, 2010
	(millions of dollars)
	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)		PHI Consolidated

Operating Revenue	$ 5,114		$ 1,883	$ 54	$ (12)		$ 7,039
Operating Expenses (b) (c)	4,611	(d)	1,812	6	(14)		6,415
Operating Income	503		71	48	2		624
Interest Income	2		1	3	(6)		-
Interest Expense	207		16	12	71		306
Other Income (Expenses)	20		2	(2)	1		21
Loss on Extinguishment of Debt	-		-	-	(189)	(e)	(189)
Preferred Stock Dividends	-		-	3	(3)		-
Income Tax Expense (Benefit)	112	(f)	22	9	(132)	(g)	11
Net Income (Loss) from Continuing Operations	206		36	25	(128)		139
Total Assets	10,621		623	1,537	1,699		14,480
Construction Expenditures	$ 765		$ 7	$ -	$ 30		$ 802

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(12) million for Operating Revenue, $(10) million for Operating Expense, $(36) million for Interest Income, $(36) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $393 million, consisting of $357 million for Power Delivery, $24 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $11 million for Corporate and Other.

(c)	Includes restructuring charge of $30 million, consisting of $29 million for Power Delivery and $1 million for Corporate and Other.
(d)	Includes $11 million expense related to effects of Pepco divestiture-related claims.
(e)
Includes $174 million ($104 million after-tax) related to loss on extinguishment of debt and $15 million ($9 million after-tax) related to the reclassification of treasury rate lock losses from AOCL to income related to cash tender offers for debt made in 2010.

(f)	Includes $12 million of net federal and state income tax benefits primarily related to adjustments of accrued interest on uncertain and effectively settled tax positions.
(g)
Includes $14 million of state tax benefits resulting from the restructuring of certain Pepco Holdings subsidiaries and $17 million of state income tax benefits associated with the loss on extinguishment of debt , partially offset by a charge of $3 million to write off deferred tax assets related to the Medicare Part D subsidy.

	Year Ended December 31, 2009
	(millions of dollars)
	Power Delivery		Pepco Energy Services	Other Non- Regulated	Corporate and Other (a)	PHI Consolidated

Operating Revenue	$ 4,980		$ 2,383	$ 51	$ (12)	$ 7,402
Operating Expenses (b)	4,475	(c)	2,294	4	(19)	6,754
Operating Income	505		89	47	7	648
Interest Income	3		1	4	(6)	2
Interest Expense	211		30	14	85	340
Other Income	11		3	2	1	17
Preferred Stock Dividends	-		-	3	(3)	-
Income Tax Expense (Benefit)	109		23	5	(33)	104
Net Income (Loss) from Continuing Operations	199	(d)	40	31	(47)	223
Total Assets	10,239		734	1,515	1,294	13,782
Construction Expenditures	$ 622		$ 12	$ -	$ 30	$ 664

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to the Power Delivery segment for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit the Power Delivery business. These expenditures are recorded as incurred in the Corporate and Other segment and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(12) million for Operating Revenue, $(4) million for Operating Expense, $(76) million for Interest Income, $(73) million for Interest Expense, and $(3) million for Preferred Stock Dividends.

(b)
Includes depreciation and amortization expense of $349 million, consisting of $323 million for Power Delivery, $18 million for Pepco Energy Services, $2 million for Other Non-Regulated, and $6 million for Corporate and Other.

(c)	Includes $40 million ($24 million after-tax) gain related to effects of Pepco divestiture-related claims.
(d)	Includes $11 million after-tax state income tax benefit, net of fees, related to a change in the tax reporting for the disposition of certain assets in prior years.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	UNAUDITED
	(Millions of dollars, except per share data)
Operating Revenue
Power Delivery	$1,103	$1,085	$5,114	$4,980
Pepco Energy Services	403	555	1,883	2,383
Other	11	9	42	393
Total Operating Revenue	1,517	1,649	7,039	7,402

Operating Expenses
Fuel and purchased energy	948	1,163	4,644	5,330
Other services cost of sales	42	25	127	858
Other operation and maintenance	248	201	884	819
Restructuring charge	16	-	30	-
Depreciation and amortization	107	84	393	349
Other taxes	107	89	434	368
Deferred electric service costs	(39)	(45)	(108)	(161)
Impairment losses	-	4	-	4
Effect of Pepco divestiture-related claims	-	-	11	(40)
Total Operating Expenses	1,429	1,521	6,415	6,754

Operating Income	88	128	624	648

Other Income (Expenses)
Interest and dividend income	-	-	-	2
Interest expense	(66)	(86)	(306)	(340)
(Loss) gain from equity investments	-	-	(1)	2
Loss on extinguishment of debt	(54)	-	(189)	-
Other income	5	4	22	16
Other expenses	-	-	-	(1)
Total Other Expenses	(115)	(82)	(474)	(321)

(Loss) Income from Continuing Operations Before Income Tax Expense	(27)	46	150	327

Income Tax (Benefit) Expense Related to Continuing Operations	(41)	7	11	104

Net Income from Continuing Operations	14	39	139	223

Income (Loss) from Discontinued Operations, net of Income Taxes	19	2	(107)	12

Net Income	$33	$41	$32	$235

Earnings per share of common stock from Continuing Operations	$0.06	$0.17	$0.62	$1.01
Earnings (Loss) per share of common stock from Discontinued Operations	0.08	0.01	(0.48)	0.05
Earnings per share of common stock	$0.14	$0.18	$0.14	$1.06

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
ASSETS	December 31, 2010	December 31, 2009

	(millions of dollars)

CURRENT ASSETS
Cash and cash equivalents	$ 20	$ 44
Restricted cash equivalents	11	11
Accounts receivable, less allowance for uncollectible accounts of $51 million and $44 million, respectively	1,027	1,019
Inventories	126	124
Derivative assets	45	22
Prepayments of income taxes	276	167
Deferred income tax assets, net	90	126
Prepaid expenses and other	51	67
Conectiv Energy assets held for sale	111	346

Total Current Assets	1,757	1,926

INVESTMENTS AND OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	1,915	1,801
Investment in finance leases held in trust	1,423	1,386
Income taxes receivable	114	141
Restricted cash equivalents	5	4
Assets and accrued interest related to uncertain tax positions	11	12
Derivative assets	-	16
Other	169	194
Conectiv Energy assets held for sale	6	29

Total Investments and Other Assets	5,050	4,990

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	12,120	11,431
Accumulated depreciation	(4,447)	(4,190)

Net Property, Plant and Equipment	7,673	7,241
Conectiv Energy assets held for sale	-	1,622

Total Property, Plant and Equipment	7,673	8,863

TOTAL ASSETS	$ 14,480	$ 15,779

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
LIABILITIES AND EQUITY	December 31, 2010	December 31, 2009

	(millions of dollars, except shares)

CURRENT LIABILITIES
Short-term debt	$ 534	$ 530
Current portion of long-term debt and project funding	75	536
Accounts payable and accrued liabilities	587	574
Capital lease obligations due within one year	8	7
Taxes accrued	96	47
Interest accrued	45	68
Liabilities and accrued interest related to uncertain tax positions	3	1
Derivative liabilities	66	67
Other	321	281
Liabilities associated with Conectiv Energy assets held for sale	62	191

Total Current Liabilities	1,797	2,302

DEFERRED CREDITS
Regulatory liabilities	528	613
Deferred income taxes, net	2,714	2,600
Investment tax credits	26	35
Pension benefit obligation	332	290
Other postretirement benefit obligations	429	409
Income taxes payable	2	5
Liabilities and accrued interest related to uncertain tax positions	148	96
Derivative liabilities	21	54
Other	175	147
Liabilities associated with Conectiv Energy assets held for sale	10	19

Total Deferred Credits	4,385	4,268

LONG-TERM LIABILITIES
Long-term debt	3,629	4,470
Transition bonds issued by ACE Funding	332	368
Long-term project funding	15	17
Capital lease obligations	86	92

Total Long-Term Liabilities	4,062	4,947

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value - authorized 400,000,000 shares, 225,082,252 and 222,269,895 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,275	3,227
Accumulated other comprehensive loss	(106)	(241)
Retained earnings	1,059	1,268

Total Shareholders’ Equity	4,230	4,256
Non-controlling interest	6	6

Total Equity	4,236	4,262

TOTAL LIABILITIES AND EQUITY	$ 14,480	$ 15,779

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POWER DELIVERY SALES AND REVENUES
	Three Months Ended December 31,		Twelve Months Ended December 31,
Power Delivery Sales (Gigawatt Hours)	2010	2009	2010	2009
Regulated T&D Electric Sales
Residential	3,877	3,652	18,398	16,871
Commercial and industrial	7,730	7,605	32,045	31,570
Other	78	76	260	261
Total Regulated T&D Electric Sales	11,685	11,333	50,703	48,702

Default Electricity Supply Sales
Residential	3,566	3,504	17,385	16,274
Commercial and industrial	1,542	1,706	7,034	8,470
Other	25	30	93	101
Total Default Electricity Supply Sales	5,133	5,240	24,512	24,845

	Three Months Ended December 31,		Twelve Months Ended December 31,
Power Delivery Electric Revenue (Millions of dollars)	2010	2009	2010	2009
Regulated T&D Electric Revenue
Residential	$154	$132	$683	$596
Commercial and industrial	215	193	883	804
Other	76	65	292	253
Total Regulated T&D Electric Revenue	$445	$390	$1,858	$1,653

Default Electricity Supply Revenue
Residential	$378	$396	$2,022	$1,915
Commercial and industrial	152	176	733	915
Other	41	39	196	160
Total Default Electricity Supply Revenue	$571	$611	$2,951	$2,990

Other Electric Revenue	$16	$15	$68	$69

Total Electric Operating Revenue	$1,032	$1,016	$4,877	$4,712

	Three Months Ended December 31,		Twelve Months Ended December 31,
Power Delivery Gas Sales and Revenue	2010	2009	2010	2009
Regulated Gas Sales (Bcf)
Residential	3	2	8	8
Commercial and industrial	2	1	5	5
Transportation and other	1	2	6	6
Total Regulated Gas Sales	6	5	19	19

Regulated Gas Revenue (Millions of dollars)
Residential	$40	$36	$118	$139
Commercial and industrial	21	21	65	81
Transportation and other	3	2	8	8
Total Regulated Gas Revenue	$64	$59	$191	$228
Other Gas Revenue	$7	$10	$46	$40

Total Gas Operating Revenue	$71	$69	$237	$268

Total Power Delivery Operating Revenue	$1,103	$1,085	$5,114	$4,980

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POWER DELIVERY – CUSTOMERS
	December 31, 2010	December 31, 2009

Regulated T&D Electric Customers (in thousands)
Residential	1,635	1,623
Commercial and industrial	198	198
Other	2	2
Total Regulated T&D Electric Customers	1,835	1,823

Regulated Gas Customers (in thousands)
Residential	114	113
Commercial and industrial	9	10
Transportation and other	-	-
Total Regulated Gas Customers	123	123

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Heating Degree Days	1,635	1,494	4,231	4,360
20 Year Average	1,519	1,538	4,248	4,266
Percentage Difference from Average	8%	-3%	-	2%
Percentage Difference from Prior Year	9%		-3%

Cooling Degree Days	32	13	1,860	1,253
20 Year Average	29	29	1,310	1,307
Percentage Difference from Average	10%	-55%	42%	-4%
Percentage Difference from Prior Year	146%		48%

(more)

PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010		2009	2010		2009

Retail Electric Sales (GWh)	2,303	(3)	3,780	11,560	(3)	17,787

Retail Energy Supply (1)
Operating Revenue (2)	$344		$516	$1,704		$2,246
Cost of Goods Sold (2)	316		481	1,568		2,097
Gross Margin	28	(4)	35	136	(5)	149

Operation and Maintenance Expenses	15		18	53		60
Depreciation	7	(6)	3	16	(6)	10
Operating Expense	22		21	69		70

Operating Income	6		14	67		79

Energy Services
Operating Revenue (2)	$61		$44	$197		$158
Cost of Goods Sold (2)	44		30	141		103
Gross Margin	17		14	56		55

Operation and Maintenance Expenses	10	(7)	7	37	(8)	29
Depreciation	2		2	7		7
Operating Expense	12		9	44		36

Operating Income	5		5	12		19

Unallocated Overhead Cost	2		1	8		9

Operating Income	$9		$18	$71		$89

Notes:

(1)	Includes power generation.
(2)	Certain transactions among Pepco Energy Services businesses are not eliminated.
(3)	Retail electric sales decreased due to the continuing expiration of existing contracts in connection with the wind down of the retail energy supply business.
(4)	Gross margin decreased due to the continuing expiration of existing retail electric supply contracts and the sale of excess natural gas at lower prices.
(5)
Gross margin decreased due to the continuing expiration of existing retail electric supply contracts and the sale of excess natural gas at lower prices; partially offset by higher generation output from warmer than normal weather.

(6)	Higher depreciation expense due to decommissioning costs related to the power plants.
(7)	Higher operation and maintenance expense due to the cost to maintain various distribution systems for the thermal services business.
(8)
Higher operation and maintenance expense due to the repair costs of a distribution system pipe leak for the thermal services business and higher costs associated with operating a customer’s cogeneration plant.

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